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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               March 12, 1997
                 ------------------------------------------------
                 Date of Report (Date of earliest event reported)

                              BRIDGESTONE CORP.
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              (Exact name of Registrant as specified in its charter)

        Delaware                  33-33092-D              84-1130227
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State or other jurisdiction    Commission File  IRS Employer Identification
     of incorporation              Number                   Number

    10639 Roselle Street, Suite B, San Diego, California           92121
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         (Address of principal executive offices)                (Zip Code)

                                (619) 552-0001
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               Registrant's telephone number, including area code

    303 East Seventeenth Avenue, Suite 800, Denver, Colorado 80203-1260
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       (Former name or former address, if changed since last report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On March 12, 1997 (the "Closing Date"), Bridgestone Corp. (the
"Company") completed a reverse acquisition (the "Acquisition") of Image Technology, Inc., a Nevada corporation having its headquarters in San Diego, California ("ITI"). See Item 2 below. The Acquisition was consummated pursuant to a Plan and Agreement of Reorganization (the "Agreement") among the Company, ITI, and the shareholders of ITI.

     Pursuant to the Agreement, the founding stockholders of the Company returned a total of 6,000,000 of their shares of the Company's common stock, par value $0.00001 per share (the "Common Stock"), to the Company, thus increasing the number of authorized but unissued shares of Common Stock from 445,000,000 to 451,000,000. On the Closing Date, the Company issued a total of 450,000,000 shares of Common Stock to a total of 15 persons and entities, who immediately prior to the Acquisition constituted all of the shareholders of ITI ("ITI Shareholders"). Simultaneously, the ITI Shareholders transferred to the Company 100% of the authorized and outstanding stock of ITI. The Company also issued 1,000,000 shares of Common Stock to an individual who served as a finder on behalf of the Company in connection with the Acquisition.

     As a result of the issuance of stock by the Company in the Acquisition, the Company has 500,000,000 shares of common stock outstanding, of which the ITI Shareholders now collectively hold 90.0%. Two of the individual ITI Shareholders, Walter G. Fuller and Janice Lee Welch, now hold 30.0% and 7.7%, respectively, of the outstanding shares of the Company. In addition, two of the entity ITI Shareholders, The J&S Trust (of which Janice Lee Welch is Trustee) and the Litchin Family Partnership now hold, respectively, 35.0% and 7.6% of the outstanding shares of the Company. No other person holds as much as 5.0% of the outstanding shares of the Company, and the historical controlling stockholders of the Company no longer hold a controlling interest in the Company. As used in the immediately preceding sentence, the phrase "historical controlling stockholders" includes each stockholder who, immediately prior to the Acquisition, held of record 5.0% or more of the voting stock of the Company. Such stockholders were Lincoln W. Anderson, Maurice LaFlamme, Ronald J. Miller, Robert Neece, and Eric Sundsvold.

     In accordance with the Agreement, Robert Neece, the Company's sole officer and director, resigned each of his positions with the Company, effective as of the Closing Date, and the director vacancies were filled by persons nominated by ITI's management. Under the terms of the Agreement, however, Mr. Neece retains a right to designate one person (including himself) to be a member of the Company's board of directors at any time prior to the first anniversary of the Closing Date.

     In connection with the Acquisition, each of the ITI Shareholders executed an agreement under which their shares are not to be sold or otherwise transferred, in the absence of special circumstances, prior to the second anniversary of the Closing Date.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     In the Acquisition (see Item 1, above), the Company acquired 100% of the authorized stock of ITI, making ITI the wholly owned subsidiary of the Company. The terms of the Acquisition were determined by arm's-length bargaining. Prior to the Acquisition, there were no material relationships between the Company, its management, or any of its affiliates, on the one hand, and ITI, its management, or any of its affiliates, on the other.
                               -2-
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     ITI is a provider of systems for the automated preparation and dispensing of motor vehicle registration forms and license-plate decals. ITI has a prime contract with the State of Indiana and a subcontract with the State of Maryland under which ITI provides those states with, among other things, ITI's AP2101A printer/dispenser. The ITI system provides state motor vehicle agencies with comprehensive sticker decal inventory control and management, and real-time interconnection with the state's motor-vehicle computer network. ITI also supplies related support services.

     Revenue is generated principally from transaction fees received by ITI for each motor vehicle registered through the use of the ITI system. ITI anticipates that it will issue approximately 13,000,000 motor vehicle registrations for the State of Indiana over the three-year contract period that commenced in November of 1996. ITI estimates that the Indiana contract will generate revenue of $11.5 million. There is an option to renew the contract for an additional year. ITI estimates that another $5,000,000 in revenue will be realized should the option be exercised.

     ITI was formed in April of 1992, and remains in the development stage. ITI experienced a loss of approximately $400,000 during its past fiscal year. Primarily as a result of the contract with the State of Indiana, which became effective on November 1, 1996, and which began to generate significant revenue only in January of 1997, however, revenues are projected to be at least $1,800,000 in calendar year 1997. This projection does not include any revenue from contracts with additional governmental agencies which may be executed during the year.

     In addition to the Indiana and Maryland contracts, a substantial portion of the assets underlying the securities acquired from the ITI Shareholders is represented by two U.S. patents covering components and configurations utilized in ITI's AP2101A printer. The Company also has an exclusive supply contract with 3M Company under which the Company obtains proprietary materials used in the AP2101A printers to produce the motor-vehicle registration forms and the license plate stickers.

     The Company intends to seek to expand ITI's historical operations into additional states, and to continue to use the assets acquired in essentially the same manner as previously utilized by ITI.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

          The audited financial statements of ITI and, consequently, the pro forma financial statements required by Item 2 are not available at this time, and the Company believes that providing said statements within the time required by Form 8-K is impracticable. The Company intends to file said statements by amendment as soon as shall be practicable, but in no case later than May 27, 1997, which is sixty days from the date this current report on Form 8-K is due.

     (b)  Pro Forma Financial Information

          See Item 7(a) above.

     (c)  Exhibits
          (10.1)   Plan and Agreement of     Filed herewith electronically
                     Reorganization, dated
                     March 7, 1997.
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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   BRIDGESTONE CORP.

Dated: March 27, 1997              By /s/ Nicholas Litchin
                                      Nicholas Litchin
                                      Vice Chairman
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